                                   AGREEMENT
                                    BETWEEN
                    T. ROWE PRICE INVESTMENT SERVICES, INC.
                                      AND
                        HARTFORD LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 1st day of January, 1998 by and between Hartford Life Insurance Company (hereinafter, the "Company"), a Connecticut insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

WHEREAS, the T. Rowe Price Funds listed in Schedule A, are corporations organized under the laws of Maryland (the "Fund") and engage in business as open-end management investment companies; and

WHEREAS, the Company has issued or will issue certain group annuity contracts (the "Contracts"); and

WHEREAS, the Account(s) set forth on Schedule A are duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds designated on Schedule A, as it may be amended from time to time by mutual written agreement on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

                         ARTICLE 1. Sale of Fund Shares

1.1 The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Funds.

1.2 The Fund agrees to make shares available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Funds to any person, or suspend or terminate the offering of shares of any Funds if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Funds.

1.3 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Funds held by the Company, ordinarily executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the Investment Company Act of 1940 ("1940 Act") and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

1.4 For purposes of Sections 1.1 and 1.3, the Company shall be the agent of the Fund for receipt of purchase and redemption orders from the Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 pm EST (Trade Date) and the Fund or its agent receives notice of such order by 9:30 am EST on the next following Business Day (Trade Date + 1). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.5 The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

1.6 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is received (Trade Date + 1). Payment shall be in federal funds transmitted by wire. The Company will use reasonable efforts to transmit such payment by 11:00 a.m. E.S.T. time. If payment in federal funds for any purchase is not received or is received by the Fund after 3:00 p.m. E.S.T. on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. If the Fund does not receive the funds by the designated time the Underwriter reserves the right to cancel the purchase and the Company will be responsible for any losses incurred. Underwriter or its agent will transmit proceeds for redemption requests by 1:00 p.m. on Trade Date + 1.

1.7 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8 The Fund shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Fund shares in additional shares of such Funds. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Fund shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:00 p.m. E.S.T. ) and shall use its best efforts to make such net asset value per share available by 7 p.m. E.S.T.

1.10 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

                   ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Contracts and any certificates thereunder are not registered because they are properly exempt from registration under the Securities Act of 1933 ("1933 Act") or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts and any certificates thereunder will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Connecticut insurance laws, and that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2 The Underwriter makes no representations as to whether any aspect of the Fund's operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states.

2.3 The Underwriter represents that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and it does and will comply in all material respects with the 1940 Act. The Underwriter further represents that the Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Maryland and any applicable state and federal securities laws.

2.5 The Underwriter represents and warrants that all of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6 The Company represents and warrants that all of its directors, officers, employees, and investment advisers dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

                              ARTICLE III. Voting

3.1 The Underwriter shall provide the Company, at the Underwriter's expense, with as many copies of each Fund's current prospectus as the Company may reasonably request for use with prospective contract owner's and applicants. The Underwriter shall print and distribute, at the Underwriter's expense, as many copies of said prospectuses as necessary for distribution to existing contract owners or participants.

3.2 The Underwriter, at its expense, shall provide the Company with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing them to existing contract owners.

3.3  If and to the extent required by law the Company shall:

       (a)  solicit voting instructions from contract owners; and

       (b) vote the Fund shares held in the Account(s) in accordance with instructions received from contract owners pursuant to the Company's agreements with such contract owners.

3.4 The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law.

3.5 The Company reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund or the Adviser or the Underwriter is named, at least fifteen calendar days prior to its use. No such material shall be used if the Underwriter or its designee reasonably object in writing to such use within fifteen calendar days after receipt of such material. The Underwriter or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Underwriter agrees to respond to any request for approval on a prompt and timely basis.

4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or its Account, is named at least fifteen calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within fifteen calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.4 The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, the Contracts, or any certificates thereunder other than the information or representations contained in the Contracts or any certificates thereunder, as such may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5 The Underwriter will provide to the Company at least one complete copy of all of the Fund's prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares.

4.6 The Company will provide to the Underwriter at least one complete copy of all reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, if any, and all amendments to any of the above, that relate to the Contracts or the Account.

4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act which relates to the Funds.

4.8 The Underwriter agrees and acknowledges that the Underwriter has no right, title or interest in the name, marks and any sales literature and other promotional material of the Company. The Company agrees and acknowledges that the Company has no right, title or interest in the name, marks and any sales literature and other promotional material of the Underwriter. Except as provided in this Article IV, no party shall use the name, marks or other materials of the other party on its own behalf or on behalf of the separate account or the Fund, without prior written consent of the other. Upon termination of this Agreement for any reason, each party shall cease all use of any name or mark of the other.

                          ARTICLE V. Fees and Expenses

5.1 The Underwriter shall pay no fee or other compensation to the Company under this Agreement. All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter.

5.2 All expenses incident to performance by the Company under this Agreement shall be paid by the Company.

                          ARTICLE VI. Indemnification

6.1  Indemnification By the Company

6.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and its affiliates, which may perform some of the duties under this Agreement and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Company hereunder, or which arise out of bad faith or wilful misconduct as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

6.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2  Indemnification by the Underwriter

6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Underwriter hereunder, or which arise out of bad faith or wilful misconduct as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

6.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1 This Agreement shall continue in full force and effect until the first to occur of:

       (a) termination by any party, for any reason with respect to some or all Funds, by six (6) months' advance written notice delivered to the other party unless otherwise agreed in a separate written agreement among the parties; or

       (b) termination by the Company by written notice to the Underwriter with respect to the Fund based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Fund not reasonably available; or

       (c) termination by the Company by written notice to the Underwriter in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

       (d) termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts or certificates, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

       (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

       (f) termination by the Company by written notice to the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or if the Company reasonably believes that such Designated Fund may fail to so qualify; or

       (g) termination by the Underwriter by written noticed to the Company in the event that the Contract fails to meet the qualifications specified in Article II hereof, or if the Underwriter reasonably believes that the Contract may fail to so qualify; or

       (h) termination by the Underwriter by written notice to the Company, if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

       (i) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.2 Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 8.2 shall not apply to any termination under Section 8.1(g) of this Agreement.

8.3 Notwithstanding any termination of this Agreement, each party's obligation under Article VI to indemnify the other parties shall survive.

                              ARTICLE IX. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Lynda Godkin, General Counsel

     If to Underwriter:

            T. Rowe Price Investment Services
            10090 Red Run Boulevard
            Owings Mills, Maryland 21117
            Attention: Steve Larson
            Copy to: Laura H. Chasney, Esq

                            ARTICLE X. Miscellaneous

10.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:                                HARTFORD LIFE INSURANCE COMPANY

                                        By its authorized officer
                                        By:      /s/ [ILLEGIBLE]
                                                 -----------------------------
                                        Title:   Vice President
                                        Date:    9/10/97

UNDERWRITER:                            T. ROWE PRICE INVESTMENT SERVICES, INC.

                                        By its authorized officer
                                        By:      /s/ Laura H. Chasney
                                                 -----------------------------
                                        Title:   Vice President
                                        Date:    8/25/97

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT                          DESIGNATED FUNDS
-------------------------------------------------------------------------------------
TK                              T. Rowe Price Personal Strategy Growth Fund
TK-1                            T. Rowe Price Personal Strategy Balanced Fund
TK-2                            T. Rowe Price Personal Strategy Income Fund
TK-3
TK-4

                              HARTFORD INS. GROUP

                                    RECEIVED

                                  AUG 25 1997

                                 LAW DEPARTMENT

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                    BETWEEN
                    T. ROWE PRICE INVESTMENT SERVICES, INC.
                                      AND
                        HARTFORD LIFE INSURANCE COMPANY

AMENDED AGREEMENT made as of the 1st day of July, 1998 by and between Hartford Life Insurance Company ("Company") and T. Rowe Price Investment Services, Inc.("Underwriter).

                                  WITNESSETH:

WHEREAS, Company and Underwriter signed a Fund Participation Agreement on the 1st day of January, 1998 and that Agreement is being amended herein; and

WHEREAS, Schedule A to the Agreement will be amended to add "T. ROWE PRICE MID-CAP GROWTH FUND and "T. ROWE PRICE SMALL-CAP STOCK FUND" to separate accounts: UK; UK-1; UK-2; UK-3 and UK-4.

Now, Therefore, the parties hereto agree as follows:

1. Schedule A is hereby amended and replaced in its entirety with Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY         T. ROWE PRICE INVESTMENT SERVICES, INC.

By:      /s/ Peter J. Vogt              By:      /s/ Laura Chasney
         -----------------------------           -----------------------------
Name:    Peter J. Vogt                  Name:    Laura Chasney
Title:   Assistant Vice President       Title:   Vice President
Date:    May 11, 1998                   Date:    4/14/98

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNTS                                  DESIGNATED FUNDS
--------------------------------------------------------------------------------------------
TK, TK-1, TK-2, TK-3, TK-4                T. Rowe Price Personal Strategy Growth Fund
TK, TK-1, TK-2, TK-3, TK-4                T. Rowe Price Personal Strategy Balance Fund
TK, TK-1, TK-2, TK-3, TK-4                T. Rowe Price Personal Strategy Income Fund
UK, UK-1, UK-2, UK-3, UK-4                T. Rowe Price Mid-Cap Growth Fund
UK, UK-1, UK-2, UK-3, UK-4                T. Rowe Price Small-Cap Stock Fund

                  SECOND AMENDMENT TO PARTICIPATION AGREEMENT
                                    Between
                    T. ROWE PRICE INVESTMENT SERVICES, INC.
                                      And
                        HARTFORD LIFE INSURANCE COMPANY

AMENDED AGREEMENT made as of the 21st day of June, 2001 between Hartford Life Insurance Company ("Company"), and T. Rowe Price Investment Services, Inc. (the "Underwriter").

                                  WITNESSETH:

WHEREAS, Company and Underwriter signed a Fund Participation Agreement on the 1st day of January, 1998; and

WHEREAS, that Agreement was amended as of the 1st day of July, 1998; and

WHEREAS, the parties wish to make further amendments to that Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The second "Whereas" clause in the Agreement dated January 1, 1998 is amended to read:

"WHEREAS, the Company issues certain non-qualified group funding agreements and group variable annuity contracts in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986 as amended (the "Code"), which are referred to as the "Contracts" herein."

2.  Article I is hereby amended to read:

               ARTICLE I. Purchase and Redemption of Fund Shares.

     "1.1 The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of any Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for receipt of such orders from each Account. Receipt by such designee shall constitute receipt by the Fund; provided that the Company transmits such order via the National Securities Clearing Corporation (NSCC) by 6:00 a.m. Eastern Time (Cycle 6) on the next following Business Day. The Underwriter will receive all orders to purchase Fund shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. The Underwriter will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. Business Day shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Networking shall mean the NSCC's product that allows participating members to exchange account level information electronically. Settling Bank shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

     The Underwriter agrees to sell the Company those shares of the Funds which the Company orders on behalf of any Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for the receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund or the Underwriter receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day (except that Company agrees to notify Underwriter by 8:00 a.m. but no later than 8:30 a.m. Eastern Time on the next following Business Day for the Total Equity Market Index Fund.) Company agrees to notify Underwriter by 8:00 a.m. if the order will be communicated after 8:00 a.m.. Orders received after 10:00 a.m. (8:30 a.m. for the Total Equity Market Index Fund) will receive the next business day's closing price. The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. Business Day shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.2 The Fund and the Underwriter agree to make shares of the Funds available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the Trustees/Directors) may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

     1.3 The Fund and the Underwriter agree to redeem for cash (except as provided for in the Fund's current prospectus), upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of an Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Company transmits such order via the NSCC by 6:00 a.m. Eastern Time (Cycle 6) on the next following Business Day. The Fund will receive all orders to redeem Fund shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Account's Settling Bank as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Company transmits such order by 6:00 a.m. Eastern Time (Cycle 6) on such Business Day.

     If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

     The Fund and the Underwriter agree to redeem for cash (except as provided for in the Fund's current prospectus), upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Underwriter receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day (except that Company agrees to notify Underwriter by 8:00 a.m. but no later than 8:30 a.m. Eastern Time on the next following Business Day for the Total Equity Market Index Fund.) Company agrees to notify Underwriter by 8:00 a.m. if the order will be communicated after 8:00 a.m.. Orders received after 10:00 a.m. (8:30 a.m. for the Total Equity Market Index
     Fund) will receive the next business day's closing price. Payment shall be in federal funds transmitted by wire to the Account as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by the deadline described in this paragraph.

     1.4 The Company agrees to purchase and redeem the shares of the Funds named in Schedule A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

     1.5 The Company will place separate orders to purchase or redeem shares of each Fund.

     1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The official records of the Accounts shall be as determined by the Funds. It is the duty and responsibility of the Company to reconcile any differences between the Company's records and the Funds' records.

     1.7 The Underwriter shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional shares of that Fund. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

     1.8 The Underwriter shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, and shall use its best efforts to make such net asset value per share information available by 6:00 p.m. Eastern Time on such Business Day.

     1.9 If the Underwriter provides incorrect share net asset value per share, dividend or capital gain information that resulted reasonably within it or its affiliates' control ("Pricing Error") and such errors are not corrected by 4 p.m. Eastern Time the next Business Day (by providing the incorrect and the correct NAV for each day that the error occurred), the Underwriter shall promptly pay for the systems and out of pocket costs equal to (i) $1,000 per day for each day that incorrect information provided by the Fund or Underwriter is not corrected, if such period does not include a month-end or a fiscal quarter-end or (ii) $1,500 per day for each day that such incorrect information provided by the Fund or Underwriter is not corrected, if such period does include a month-end or a fiscal quarter-end incurred by the Company as a result of correcting such error. The maximum dollar amount under this provision shall be capped at $10,000 per error. In addition, if the Underwriter provides a Pricing Error through no fault of the Company, the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

     The determination of the materiality of any Pricing Error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any Pricing Error shall be reported promptly to the Company upon discovery. The Underwriter and/or its agents shall indemnify and hold harmless the Company against any amount the Company is legally required to pay qualified plans ("Plans") or annuity or life insurance contract owners that have selected a Fund as an investment option ("Contract Owners"), and which amount is due to the Fund's, the Underwriter's or their agents' Pricing Error, provided Company has adjusted all Contract Owners accounts effected by such Pricing Error and such loss incurred by those Contract Owners owed additional shares has been offset by the gain in Contract Owners accounts who received excess shares as a result of such Pricing Error. Such accounts will be adjusted promptly upon notification of such Pricing Error from Underwriter or its agents. The Company shall submit an invoice to the Underwriter or its agents for such losses, which includes the total number of additional shares unjustly received by participants and the total number of shares owed to participants who received too few shares and the amount of shares needed to make the Company's account whole. The Underwriter shall issue any such reimbursement payment to the Company within sixty (60) days of Underwriter's receipt of the invoice. Should a Pricing Error by the Underwriter, the Fund or their agents result in a gain to Plans or Contract Owners who have fully redeemed all of their accounts from the Company subsequent to such Pricing Error, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money from such Plans or Contract owners and repay the Fund or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund or its agents; but the Company shall not be obligated to take legal action against these Plans or Contract Owners.

     With respect to the Pricing Errors described above, this section shall control over other indemnification provisions in this Agreement.

     1.10 If the Company provides incorrect processing information through no fault of the Fund, the Underwriter or the Adviser, the Fund shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the Fund, the Underwriter and the Adviser promptly upon discovery. Any adjustment that results in an as of trade as defined in Section 1.11 shall be subject to the terms of
     Section 1.11. The Company agrees to promptly pay each Fund the amount of any loss incurred by the Fund as a result of such adjustments made by the Company.

     1.11 Except as provided for in Sections 1.1 and 1.3, the Company shall not seek a prior net asset value per share of a Fund, including cancellations or corrections, other than the next calculated net asset value per share of a Fund after close of trading on that trade date ("As Of Trade"). Any As Of Trades must be approved by the Underwriter and will be processed outside of Fund/SERV. The Underwriter shall have complete and sole discretion as to whether or not to accept an As Of Trade. The Company shall promptly pay each Fund for any loss incurred to the Fund as a result of the As Of Trade unless an As Of Trade is placed to correct an Underwriters' related error. The Company warrants that an As Of Trade relates only to instructions received by the Company from Contract owner or participant by the close of trading on such Business Day."

3.  ArticleVI, 6.1(a) is hereby amended to read:

     "6.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and its affiliates, which may perform some of the duties under this Agreement and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Company hereunder, or which arise out of bad faith, willful misconduct of Company or Underwriter acting upon a Fund/SERV instruction provided the fault lies exclusively with Company as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof."

4.  Article VI, 6.2(a) is hereby amended to read:

     "6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Underwriter hereunder, or which arise out of bad faith or willful misconduct of Underwriter or Company receiving a Fund/SERV transmission from Underwriter provided the fault lies exclusively with Underwriter as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof."

5. Schedule A is hereby amended and replaced in its entirety with Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY         T. ROWE PRICE INVESTMENT SERVICES, INC.

By       /s/ Eric Wietsma               By       /s/ Laura Chasney
         -----------------------------           -----------------------------
Name:    Eric Wietsma                   Name:    Laura Chasney
Title:   Vice President                 Title:   Vice President
Date:    March 27, 2002                 Date:    March 26, 2002

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT                                       DESIGNATED FUNDS
------------------------------------------------------------------------------------------
Each Account established by resolution of the       Any Fund agreed to by the parties
Board of Directors of the Company under the
insurance laws of the State of Connecticut to set
aside and invest assets attributable to the
Contracts.

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT
                                    Between
                    T. ROWE PRICE INVESTMENT SERVICES, INC.
                                      And
                        HARTFORD LIFE INSURANCE COMPANY

AMENDED AGREEMENT made as of the 27 day of March, 2007 between Hartford Life Insurance Company ("Company"), and T. Rowe Price Investment Services, Inc. (the "Underwriter").

                                  WITNESSETH:

WHEREAS, Company and Underwriter signed a Fund Participation Agreement on the 1st day of January, 1998 ("Agreement"); and

WHEREAS, the Agreement was amended as of the 1st day of July, 1998 and on the 21st day of June, 2001; and

WHEREAS, the parties desire to amend the Agreement to provide for the Company to offer the T. Rowe Price Funds-Advisor and R Classes (referred to individually as the "Advisor Class" or "R Class"; collectively as "Classes" or "Funds") in its Separate Accounts; and

WHEREAS, T. Rowe Price Services, Inc. ("Transfer Agent"), the registered transfer agent of the Funds, shall be added as a party to the Agreement with respect to the Classes;

WHEARAS, the parties wish to make further amendments to that Agreement.

NOW, THEREFORE, the parties agree as follows:

1.  Schedule A shall be replaced by the attached Schedule A.

2. Article V. Fees and Expenses 5.1 is amended by deleting and replacing it with the following:

     "5.1 Fund Distributor and/or the Transfer Agent agree to pay Company the fees as set forth in Schedule B as compensation for the performance of certain services for Advisor Class and R Class as specified in Schedule B to this Agreement".

3.  A new Schedule B attached is added to Agreement.

4. Article II. Representations and Warranties is amended by adding new subsections as follows:

     2.7 The Company will disclose to its customers the fee arrangements provided for in this Agreement.

     2.8 The Company acknowledges that the Distributor offers different classes of shares in the Funds and the expense ratios of such Classes may vary. Company has reasonable grounds for offering a particular class of shares to a particular customer, taking into account the services provided, cost, and customer preferences. If required, Company has disclosed the differences in such Classes to its customers.

     2.9 The Company covenants and agrees that it will not make any representations about a Fund except to the extent such representations: (i) are contained in the Fund's current prospectus, SAI as amended from time to time, or sales literature approved by Distributor; (ii) are consistent with information contained in such materials; or (iii) are otherwise authorized by or on behalf of the applicable Fund.

     2.10 The Company is a financial institution under the Bank Secrecy Act, it represents and warrants that it has adopted an Anti- Money Laundering Program as required by the USA PATRIOT Act, which includes development of internal policies, procedures and controls to detect and prevent money laundering and that investments in the Funds is within the scope of its AML Program, Company also represents and warrants that with respect to accounts held in the Funds, it is an exempt entity as defined under Section 326 of the Patriot Act (Customer Identification Rule) and accordingly is not a "customer" or "account" of the Funds. If Company is not an exempt entity under Section 326, it agrees to submit documents requested by Distributor or Transfer Agent to allow it to verify the existence of the Company's identity."

5. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY         T. ROWE PRICE INVESTMENT SERVICES, INC.

By       /s/ Jason Frain                By       /s/ Laura Chasney
         -----------------------------           -----------------------------
Name:    Jason Frain                    Name:    Laura Chasney
Title:   Assistant Vice President       Title:   Vice President
Date:    3/27/07                        Date:    March 26, 2007

                                        T. ROWE PRICE SERVICES, INC.

                                        By:      /s/ Laura Chasney
                                                 -----------------------------
                                        Name:    Laura Chasney
                                        Title:   Vice President
                                        Date:    March 26, 2007

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT                              DESIGNATED FUNDS
-----------------------------------------------------------------------------
Each Separate Account established by           Any Funds (and Classes) agreed
resolution of the Board of Directors of        to by the parties.
the Company under the insurance laws of
the State of Connecticut to set aside
and invest assets attributable to the
Contracts.

                                   SCHEDULE B

                                    SERVICES

The Company agrees to provide, and incur all expenses incident to providing, services with respect to investment in the Classes by its contractholders. It is anticipated that such services may include but shall not be limited to:

1. DISTRIBUTION SERVICES. Distribution services include any activities primarily intended to result in the sale of shares of one or more Classes. Such services include but are not limited to:

     distributing prospectuses, SAI and shareholder reports to prospective contractholders;

     preparing and distributing sales literature and advertising materials for the Class(es) to contractholders;

     performing outbound sales calls;

     assisting contractholders or plans in conducting searches for investment options;

     providing information regarding the investment options available to contractholders or plans;

     participating in conversion activities; and

     providing ongoing monitoring and evaluation of investment options.

2. PERSONAL SERVICES. Personal services include shareholder liaison services and maintenance of shareholder accounts. Such services include but are not limited to:

     providing each contractholder or plan with access to one or more of the Company's representatives who will provide personal service and attention;

     supporting and responding to questions with respect to the contractholders' accounts';

     providing shareholder support services with respect to the contractholders' accounts; and

     supporting and responding to questions from contractholders' about the Classes.

3. ADMINISTRATIVE SERVICES. Administrative services include services with respect to a Class, its accounts and/or shareholders, which include but are not limited to:

     transmitting of net purchase or redemption orders to Transfer Agent;

     maintaining separate records for each contractholder or plan reflecting , as to each Class, shares purchased and redeemed and share balances;

     delivery of periodic statements

     processing dividend payments

     providing services for Class shares held beneficially;

     providing other administrative Services as shall be mutually agreed upon from time to time by the parties.

                                  COMPENSATION

1.  12b-1 Fees

       A.  Advisor Class-

          In accordance with the Class's plan pursuant to Rule 12b-1 under the 1940 Act, the Distributor shall pay Company for the services performed in Schedule B, Section 2. of this Agreement, a fee with respect to each Class equal to 0.25% per annum of the average daily net asset value of all Company assets invested in such Class (including assets invested through reinvestment of dividends and distributions), payable monthly.

       B.  R Class

          In accordance with the Class's plan pursuant to Rule 12b-1 under the 1940 Act, the Distributor shall pay Company for the services performed in Schedule B, Section 1. and 2. of this Agreement, a fee with respect to each Class equal to 0.50% per annum ( of which no more than 0.25% per annum will be deemed as payment for personal services) of the average daily net asset value of all Company assets invested in such Class (including assets invested through reinvestment of dividends and distributions), payable monthly

               (i) Closed Funds- In the event a Fund of or Class impose a restriction on the sale of shares to new investors or existing shareholders the Distributor, Fund or Class reserves the right to decrease or cease payment of the fee effective on the date of such Fund or Class closing.

       C. The 12b-1 fees are payable without regard to the aggregate amount that may be paid over the years, providing that the amounts paid hereunder shall not exceed any limitations, including permissible interest imposed by applicable NASD and SEC rules.

2.  Administrative Services Fee- (for both Advisor Class and R Class)

In consideration of the Company providing the services outlined in Schedule B,
Section 3 of this Agreement, pursuant to the Administrative Fee Program instituted by the Classes, the Transfer Agent, on behalf of each Class, shall pay Company a fee equal to 0.10% per annum of the average daily net asset value of all Company assets invested in such Class (including assets invested through reinvestment of dividends and distributions), payable monthly. The fee is the responsibility of the applicable Class, not T. Rowe Price or its affiliates and the obligations of each Class is several and not joint; no Class is responsible for the fee of any other Class. The parties to this Agreement recognize and agree that each Class's fee of any pursuant to this Section represents compensation for administrative services only and does not constitute payment in any manner for investment advisory services or for costs of distribution of the Class's shares.

3. The Distributor shall compute the fees for each month, which shall be the product of (a) the average daily net asset value of Company assets invested in the Classes during the month; (b) the number of days in the month; and (c) the quotient (.0025 for Advisor Class or .0050 for R Class and .0010 administrative service fee) divided by 365. The fees described in this Schedule shall be payable to the Company within 30 calendar day after the end of the month.